Exhibit T3A.119

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE • Secretary of State	0167195-2
11/14/2005

ILLINOIS CORPORATION SERVICE C

801 ADLAI STEVENSON DRIVE

SPRINGFIELD, IL 62703-4261

RE EASTLAND HOLDING II, LLC

DEAR SIR OR MADAM:

APPLICATION FOR AMENDMENT HAS BEEN PLACED ON FILE, AND THE LIMITED LIABILITY COMPANY CREDITED WITH THE REQUIRED FILING FEE.

SINCERELY YOURS,

/s/ JESSE WHITE
JESSE WHITE
SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES

LIMITED LIABILITY COMPANY DIVISION

TELEPHONE (217)524-8008

JW:LLC

Springfield, Illinois 62756

Form LLC-5.25 July 2005	Illinois Limited Liability Company Act Articles of Amendment	FILE # 0167-195-2
Secretary of State Jesse White Department of Business Services Limited Liability Division Room 351 Howlett Building 501 S. Second St. Springfield, IL 62756 www.cyberdriveillinois.com	Must be typewritten This space for use by Secretary of State. Filing Fee: $150 Approved: jd	This space for use by Secretary of State. FILED NOV 14 2005 JESSE WHITE SECRETARY OF STATE
Payment must be made by certified check, cashier’s check, Illinois attorney’s C.P.A.’s check or money order payable to Secretary of State.

1.	Limited Liability Company Name:	Eastland Holding II, LLC

2.	Articles of Amendment effective on:

☒ the file date
☐ a later date (not to exceed 30 days after the file date)
Month, Day, Year

3.	Articles of Organization are amended as follows (check applicable item(s) below):
☐ a)	Admission of a new member (give name and address below)*
☒ b)	Admission of a new manager (give name and address below)*
☐ c)	Withdrawal of a member (give name below)*
☒ d)	Withdrawal of a manager (give name below)*
☐ e)	Change in address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
☐ f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box alone or c/o are unacceptable.)
☐ g)	Change in the Limited Liability Company’s name (give new name below)
☐ h)	Change in date of dissolution or other events of dissolution enumerated in Item 6 of the Articles of Organization
☐ i)	Other (give information in space below)

*	Changes in members/managers may, but are not required to, be reported in an amendment to the Articles of Organization.

Additional Information:

b) The new manager (effective November 4, 2005) and its address are:

CBL & Associates Limited Partnership	2030 Hamilton Place Boulevard
S007753	Suite 500 Chattanooga, TN 37421

d) The withdrawing managers (effective November 4, 2005) are:

    Paul Copaken

    Irwin Blitt

    Jack Fingersh

continued on back

Printed by authority of the State of Illinois. July 2005 –4M – LLC-11.8

0167-195-2

11/14/05

LLC-5.25

4.

This amendment was approved in accordance with Section 5-25 of the Illinois Limited Liability Company Act, and, if adopted by the managers, was approved by not less than the minimum number of managers necessary to approve the amendment, member action not being required; or, if adopted by the members, was approved by not less than the minimum number of members necessary to approve the amendment.

5.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete.

Dated November 11 , 2005 .
Month/Day Year

Signature (Must comply with Section 5-45 of ILLCA.)

See signature page attached
Name and Title (type or print)

If the member or manager signing this document is a company or other entity, state name of company and indicate whether it is a member or manager of the Limited Liability Company.

Printed by authority of the State of Illinois. July 2005 –4M – LLC-11.8

LLC – 5.25	0167-195-2
Item 5	11/14/05

Signature Page

to

Articles of Amendment

to

Articles of Organization

of

Eastland Holding II, LLC

CBL & Associates Limited Partnership, its Manager		S007753

By:	CBL Holdings I, Inc., its sole general partner	F59429809

By:	/s/ Jeffery V. Curry
Jeffery V. Curry, Assistant Secretary